Exhibit 99.1

Paycom Software, Inc. Reports First Quarter 2021 Results

First Quarter Revenues of $272.2 million, up 12.3% from the comparable prior year period

First Quarter GAAP Net Income of $64.6 million, representing 23.7% of total revenues, or $1.11 per diluted share

First Quarter Non-GAAP Net Income of $85.9 million, or $1.47 per diluted share

First Quarter Adjusted EBITDA of $133.0 million, representing 48.9% of total revenues

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended March 31, 2021.

“Our momentum continued with robust first quarter results. Beginning with the second quarter, cleaner year-over-year comparisons will provide a better reflection of our strong revenue growth profile,” said Paycom’s founder and CEO, Chad Richison. “The digital transformation has accelerated the need for employees to have easy and direct access to their data the same way they do with every other software product in their life. Paycom uses its single database solution to leverage employee usage patterns for the benefit of both the employer and the employee. With less than 5% market share, I believe we are very well positioned for sustained long-term growth.”

Financial Highlights for the First Quarter of 2021

Total Revenues of $272.2 million represented a 12.3% increase compared to total revenues of $242.4 million in the same period last year. Recurring revenues of $267.8 million increased 12.3% from the comparable prior year period, and constituted 98.4% of total revenues.

GAAP Net Income was $64.6 million, or $1.11 per diluted share, compared to GAAP net income of $63.0 million, or $1.08 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $85.9 million, or $1.47 per diluted share, compared to $77.9 million, or $1.33 per diluted share, in the same period last year.

Adjusted EBITDA1 was $133.0 million, compared to $117.9 million in the same period last year.

Cash and Cash Equivalents were $215.1 million as of March 31, 2021, compared to $151.7 million as of December 31, 2020.

Total Debt, Net was $30.5 million as of March 31, 2021, compared to $30.9 million as of December 31, 2020.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending June 30, 2021 and the year ending December 31, 2021:

Quarter Ending June 30, 2021:

Total Revenues in the range of $231 million to $233 million.

Adjusted EBITDA in the range of $80 million to $82 million.

Year Ending December 31, 2021:

Total Revenues in the range of $1.017 billion to $1.019 billion.

Adjusted EBITDA in the range of $400 million to $402 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, are not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin and the forward-looking adjusted gross margin range to gross margin are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth plus adjusted EBITDA margin for 2021, or the “Rule of 60.” Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 60” to a comparable GAAP measure without unreasonable effort.

Impact of the COVID-19 Pandemic

During the first quarter of 2021, we maintained the work-from-home arrangements implemented in March 2020 for the safety of our employees, while simultaneously ensuring our clients continued to receive the same level of service they have come to expect from our dedicated, one-on-one customer service model. As of March 31, 2021, 95% of our employees were working remotely. We have developed a plan for certain employees to begin safely returning to our offices but will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees and clients. Business continuity and safety will continue to guide our return-to-office plans. Although we currently have some insight with respect to the shorter-term effects of the COVID-19 pandemic to date, it is not possible at this time to estimate the full impact that the crisis could continue to have on our business and results of operations.

•

The COVID-19 pandemic has resulted in, and may continue to result in, headcount reductions across our client base. Because we charge our clients on a per-employee basis for certain services we provide, decreased headcount at our clients negatively impacted our recurring revenue in the first quarter of 2021, and we expect that our recurring revenue in future periods will continue to be negatively impacted by such headcount reductions until employment levels among our client base at the onset of the pandemic return to pre-pandemic levels.

•

Despite growth in the number of clients in our base and growth in our average funds held for clients balance, significantly lower average interest rates in the first quarter of 2021 as compared to the majority of the first quarter of 2020 had a negative effect on interest earned on funds held for clients and, consequently, recurring revenue growth in the first quarter of 2021.

•

Our solution allows clients to seamlessly manage and communicate with their remote workforces. In the current work-from-home environment, our clients are recognizing the benefits of our focus on employee usage, as well as the strengths and advantages of our single database solution.

•

Our sales force continues to conduct all meetings with current and prospective clients virtually. The shift from in-person to video conference and teleconference sales meetings represents a unique opportunity to meet virtually with a greater number of client prospects in a given day than through in-person meetings.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs and “Rule of 60”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense,
(iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues and (viii) “Rule of 60” as revenue growth (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)). The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, May 4, 2021, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 233-4461 (domestic) or (647) 689-4140 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) until May 11, 2021. The replay passcode is 2085526.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; the timeline for construction of our new Texas operations facility; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to our new Texas operations facility and research and development; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology.  These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$215,093	$151,710
Accounts receivable	19,792	9,130
Prepaid expenses	24,109	17,854
Inventory	1,088	1,151
Income tax receivable	—	10,447
Deferred contract costs	64,441	60,819
Current assets before funds held for clients	324,523	251,111
Funds held for clients	2,299,684	1,613,494
Total current assets	2,624,207	1,864,605
Property and equipment, net	301,579	285,218
Goodwill	51,889	51,889
Long-term deferred contract costs	394,867	371,357
Other assets	34,231	34,843
Total assets	$3,406,773	$2,607,912
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,133	$6,787
Income tax payable	12,977	—
Accrued commissions and bonuses	6,781	13,703
Accrued payroll and vacation	32,634	24,529
Deferred revenue	14,191	13,567
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	45,399	44,175
Current liabilities before client funds obligation	125,890	104,536
Client funds obligation	2,299,684	1,613,494
Total current liabilities	2,425,574	1,718,030
Deferred income tax liabilities, net	115,336	112,598
Long-term deferred revenue	74,802	73,259
Net long-term debt, less current portion	28,684	29,119
Other long-term liabilities	16,901	19,263
Total long-term liabilities	235,723	234,239
Total liabilities	2,661,297	1,952,269
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000 shares authorized, 61,864 and 61,861 shares issued at March 31, 2021 and December 31, 2020, respectively; 57,741 and 57,739 shares outstanding at March 31, 2021 and December 31, 2020, respectively)	618	618
Additional paid-in capital	383,502	357,908
Retained earnings	784,235	719,619
Treasury stock, at cost (4,123 and 4,122 shares at March 31, 2021 and December 31, 2020, respectively)	(422,879)	(422,502)
Total stockholders' equity	745,476	655,643
Total liabilities and stockholders' equity	$3,406,773	$2,607,912

Paycom Software, Inc.
Unaudited Consolidated Statements of Income
(in thousands, except per share amounts)
	Three Months Ended March 31,
	2021	2020
Revenues
Recurring	$267,774	$238,495
Implementation and other	4,424	3,873
Total revenues	272,198	242,368
Cost of revenues
Operating expenses	29,073	24,116
Depreciation and amortization	7,200	5,930
Total cost of revenues	36,273	30,046
Administrative expenses
Sales and marketing	62,761	55,018
Research and development	24,711	21,621
General and administrative	46,191	40,134
Depreciation and amortization	7,716	6,285
Total administrative expenses	141,379	123,058
Total operating expenses	177,652	153,104
Operating income	94,546	89,264
Interest expense	—	(16)
Other income (expense), net	629	(930)
Income before income taxes	95,175	88,318
Provision for income taxes	30,559	25,303
Net income	$64,616	$63,015
Earnings per share, basic	$1.12	$1.09
Earnings per share, diluted	$1.11	$1.08
Weighted average shares outstanding:
Basic	57,740	57,655
Diluted	58,394	58,440

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$64,616	$63,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,916	12,215
Accretion of discount on available-for-sale securities	(77)	(467)
Loss on disposition of property and equipment	132	—
Amortization of debt issuance costs	9	9
Stock-based compensation expense	23,581	15,811
Cash paid for derivative settlement	(232)	(69)
(Gain)/loss on derivative	(424)	1,644
Deferred income taxes, net	2,738	1,392
Changes in operating assets and liabilities:
Accounts receivable	(10,662)	1,239
Prepaid expenses	(6,255)	(4,292)
Inventory	(125)	254
Other assets	559	(1,801)
Deferred contract costs	(26,575)	(27,630)
Accounts payable	803	408
Income taxes, net	23,424	19,973
Accrued commissions and bonuses	(6,922)	(6,681)
Accrued payroll and vacation	8,105	6,289
Deferred revenue	2,167	2,211
Accrued expenses and other current liabilities	(321)	(1,490)
Net cash provided by operating activities	89,457	82,030
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(47,215)	(177,903)
Proceeds from maturities of short-term investments from funds held for clients	80,000	20,000
Purchases of property and equipment	(25,330)	(25,726)
Net cash provided by (used in) investing activities	7,455	(183,629)
Cash flows from financing activities
Repurchases of common stock	—	(7,998)
Withholding taxes paid related to net share settlements	(377)	(170)
Payments on long-term debt	(444)	(444)
Net change in client funds obligation	686,190	(270,399)
Net cash provided by (used in) financing activities	685,369	(279,011)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	782,281	(380,610)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,585,275	1,641,854
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,367,556	$1,261,244

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows, continued
(in thousands)
	Three Months Ended March 31,
	2021	2020
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$215,093	$181,827
Restricted cash included in funds held for clients	2,152,463	1,079,417
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,367,556	$1,261,244

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$6,217	$8,251
Stock-based compensation for capitalized software	$1,456	$1,601
Right of use assets obtained in exchange for operating lease liabilities	$541	$3,536

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net income to adjusted EBITDA:
Net income	$64,616	$63,015
Interest expense	—	16
Provision for income taxes	30,559	25,303
Depreciation and amortization	14,916	12,215
EBITDA	110,091	100,549
Non-cash stock-based compensation expense	23,581	15,811
Change in fair value of interest rate swap	(656)	1,575
Adjusted EBITDA	$133,016	$117,935
Net income margin	23.7%	26.0%
Adjusted EBITDA margin	48.9%	48.7%

	Three Months Ended March 31,
	2021	2020
Net income to non-GAAP net income:
Net income	$64,616	$63,015
Non-cash stock-based compensation expense	23,581	15,811
Change in fair value of interest rate swap	(656)	1,575
Income tax effect on non-GAAP adjustments	(1,633)	(2,473)
Non-GAAP net income	$85,908	$77,928

Weighted average shares outstanding:
Basic	57,740	57,655
Diluted	58,394	58,440

Earnings per share, basic	$1.12	$1.09
Earnings per share, diluted	$1.11	$1.08
Non-GAAP net income per share, basic	$1.49	$1.35
Non-GAAP net income per share, diluted	$1.47	$1.33

	Three Months Ended March 31,
	2021	2020
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.12	$1.09
Non-cash stock-based compensation expense	0.41	0.27
Change in fair value of interest rate swap	(0.01)	0.03
Income tax effect on non-GAAP adjustments	(0.03)	(0.04)
Non-GAAP net income per share, basic	$1.49	$1.35

	Three Months Ended March 31,
	2021	2020
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.11	$1.08
Non-cash stock-based compensation expense	0.40	0.27
Change in fair value of interest rate swap	(0.01)	0.03
Income tax effect on non-GAAP adjustments	(0.03)	(0.05)
Non-GAAP net income per share, diluted	$1.47	$1.33

	Three Months Ended March 31,
	2021	2020
Adjusted gross profit:
Total revenues	$272,198	$242,368
Less: Total cost of revenues	(36,273)	(30,046)
Total gross profit	235,925	212,322
Plus: Non-cash stock-based compensation expense	995	1,198
Total adjusted gross profit	$236,920	$213,520
Gross margin	86.7%	87.6%
Adjusted gross margin	87.0%	88.1%

	Three Months Ended March 31,
	2021	2020
Adjusted sales and marketing expenses:
Sales and marketing expenses	$62,761	$55,018
Less: Non-cash stock-based compensation expense	(3,511)	(3,165)
Adjusted sales and marketing expenses	$59,250	$51,853

Total revenues	$272,198	$242,368
Sales and marketing expenses as a % of revenues	23.1%	22.7%
Adjusted sales and marketing expenses as a % of revenues	21.8%	21.4%

	Three Months Ended March 31,
	2021	2020
Adjusted total administrative expenses:
Total administrative expenses	$141,379	$123,058
Less: Non-cash stock-based compensation expense	(22,586)	(14,613)
Adjusted total administrative expenses	$118,793	$108,445

Total revenues	$272,198	$242,368
Total administrative expenses as a % of revenues	52.0%	50.8%
Adjusted total administrative expenses as a % of revenues	43.6%	44.7%

	Three Months Ended March 31,
	2021	2020
Adjusted research and development expenses:
Research and development expenses	$24,711	$21,621
Less: Non-cash stock-based compensation expense	(1,567)	(2,171)
Adjusted research and development expenses	$23,144	$19,450

Total revenues	$272,198	$242,368
Research and development expenses as a % of revenues	9.1%	8.9%
Adjusted research and development expenses as a % of revenues	8.5%	8.0%

	Three Months Ended March 31,
	2021	2020
Total research and development costs:
Capitalized research and development costs	$12,295	$9,746
Research and development expenses	24,711	21,621
Total research and development costs	$37,006	$31,367

Total revenues	$272,198	$242,368
Total research and development costs as a % of revenues	13.6%	12.9%

Adjusted total research and development costs:
Total research and development costs	$37,006	$31,367
Less: Capitalized non-cash stock-based compensation	(1,456)	(1,601)
Less: Non-cash stock-based compensation expense	(1,567)	(2,171)
Adjusted total research and development costs	$33,983	$27,595

Total revenues	$272,198	$242,368
Adjusted total research and development costs as a % of revenues	12.5%	11.4%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended March 31,
	2021	2020
Non-cash stock-based compensation expense:
Operating expenses	$995	$1,198
Sales and marketing	3,511	3,165
Research and development	1,567	2,171
General and administrative	17,508	9,277
Total non-cash stock-based compensation expense	$23,581	$15,811

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.